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                                                                    EXHIBIT 23.1


                       INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Alderwoods Group, Inc.:






We consent to the use of our reports included herein and to the references to our firm under the heading "Experts" in this registration statement on Amendment No.1 to Form S-1. Our report on the consolidated financial statements of The Loewen Group Inc. refers to a change in the method of accounting for pre-need funeral and cemetery contracts.




/s/ KPMG LLP

Chartered Accountants

Vancouver, Canada
May 27, 2002